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                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors


       We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of CSX Corporation and subsidiaries (CSX) for the registration of $1 billion of securities and to the incorporation by reference therein of the following:

       (1) our report dated February 9, 2000, except for Note 21 for which the date is January 24, 2001, with respect to the consolidated financial statements of CSX as of December 31, 1999 and December 25, 1998, and for each of the three fiscal years in the period ended December 31, 1999, included in its Current Report on Form 8-K, and

       (2) our report dated February 14, 2001, with respect to the consolidated financial statements of CSX incorporated by reference in its Annual Report (Form 10-K) for the year ended December 29, 2000, and Note 20 to CSX's consolidated financial statements included therein, each filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Richmond, Virginia
April 27, 2001